Kroger
HarrisTeeter
Neighborhood Food & Pharmacy

Quarterly Financial Supplemental

Quarter Ended December 31, 2021

SPROUTS
FARMERS MARKET
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Essential **Retail.** Smart **Locations.** ®

InvenTrust Properties

Introductory Notes
About InvenTrust
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance (ESG) practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of December 31, 2021, the Company is an owner and manager of 62 retail properties, representing 9.5 million square feet of retail space. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year-ended December 31, 2021. IVT may, but assumes no obligation to, update information in the supplemental package from time to time.
Cautionary Note About Forward-Looking Statements
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “objective,” “goal,” “strategy,” “likely,” “will,” “would,” “should” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; the Company's ability to maintain the New York Stock Exchange ("NYSE") listing requirements of a national securities exchange; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 23.
                                    Quarter End December 31, 2021 - i

Pro Rata Financial Information
The Company owns a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. IAGM is the Company’s sole joint venture and is unconsolidated. Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its share of its JV properties when combined with the Company’s wholly-owned properties, with the exception of property count and number of leases. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
Reverse Stock Split
We effected a one-for-ten reverse stock split effective on August 5, 2021. As a result of the reverse stock split, every ten shares of our issued and outstanding common stock were changed into one share of common stock, with any fractional shares being rounded up to the next higher whole share. The reverse stock split had no material impact to the Company’s stockholders as voting rights per share and percentage ownership interest in the Company remained the same, except for de minimis changes as a result of the elimination of fractional shares. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock split.
New York Stock Exchange Listing
On October 12, 2021, our common stock began trading on the NYSE under the ticker symbol "IVT".
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.
                                    Quarter End December 31, 2021 - ii

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2021 Fourth Quarter Results

DOWNERS GROVE, III – February 10, 2022 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended December 31, 2021 and provided guidance for 2022. For the three months ended December 31, 2021, the Company reported a Net Loss of $10.8 million, or $0.16 per diluted share, compared to Net Income of $1.2 million, or $0.02 per diluted share, for the three months ended December 31, 2020.
Fourth Quarter 2021 Highlights:
•NAREIT FFO for the quarter of $0.14 per diluted share
•Core FFO for the quarter of $0.38 per diluted share
•Pro Rata Same Property Net Operating Income (“NOI”) increased 3.1% for the three month period and 4.4% on year-to-date basis
•Leased Occupancy as of December 31, 2021 of 93.9%
•Executed 72 leases totaling approximately 252,000 square feet of pro rata GLA, of which 169,000 square feet was executed at a blended comparable lease spread of 4.1%
•Net Debt-to-Adjusted EBITDA of 4.6x at December 31, 2021
”InvenTrust produced strong fourth quarter and full year results in 2021. We are encouraged by our strong leasing momentum to start 2022 and the addition of two premier assets in the Austin market,” stated Daniel (DJ) Busch, President and CEO. “InvenTrust continues to accomplish significant milestones and is in a unique position to provide cash flow growth as a concentrated Sun Belt retail real estate operator.”
FINANCIAL RESULTS
•Net Loss for the three months ended December 31, 2021 was $10.8 million, or $0.16 per common share, compared to Net Income of $1.2 million, or $0.02 per common share, basic and diluted, for the same period in 2020. Net Loss for the twelve months ended December 31, 2021 was $5.4 million, or $0.08 per common share, compared to a Net Loss of $10.2 million, or $0.14 per common share, for the same period in 2020. During the quarter and year ended December 31, 2021, the Company recognized costs relating to the direct listing of our common stock of $18.1 million and $19.8 million, respectively.
•NAREIT FFO for the three months ended December 31, 2021 was $9.9 million, or $0.14 per common share, as compared to $29.1 million, or $0.40 per share for the same period in 2020. NAREIT FFO for the twelve months ending December 31, 2021 was $84.1 million, or $1.18 per common share, as compared to $98.6 million, or $1.37 per share, for the same period in 2020.
•Core FFO of $26.3 million, or $0.38 per share, for the three months ended December 31, 2021 compared to $27.3 million, or $0.38 per share, for the same period in 2020. Core FFO for the twelve months ended December 31, 2021 was $99.6 million, or $1.40 per share, compared to $97.2 million, or $1.35 per share, for the same period in 2020.
•Pro Rata Same Property NOI for the three months ended December 31, 2021 was $37.9 million, a 3.1% increase, compared to the same period in 2020. For the twelve months ended December 31, 2021, Pro Rata Same Property NOI was $144.8 million, a 4.4% increase, compared to the same period in 2020.
                                    Quarter End December 31, 2021 - iii

DIVIDEND
•On December 8, 2021 the Company declared a quarterly cash distribution for the fourth quarter 2021. On January 14, 2022, each stockholder of record as of December 30, 2021 received a $0.2052 per share distribution, an increase of 5% from the previous quarter.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2021, the Company’s Leased Occupancy was 93.9%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 96.7% and Small Shop Leased Occupancy was 89.0%. Anchor Leased Occupancy remained unchanged and Small Shop Leased Occupancy increased by 140 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 110 basis points, which equates to approximately $3.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter were 4.1%.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2021 for the Pro Rata Combined Portfolio was $18.59, an increase of 2.1% compared to the same period in 2020. Anchor Tenant ABR PSF was $12.31 and Small Shop ABR PSF was $31.42 for the fourth quarter.
•During the three months ended December 31, 2021, the Company’s unconsolidated joint venture disposed of one property to a third party for $32.6 million and recognized a gain of $5.5 million, of which the Company’s share was $3.0 million.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $398.6 million of total liquidity, as of December 31, 2021 comprised of $79.6 million of Pro Rata Cash and $319.0 million of availability under its Revolving Credit Facility.
•The Company has $22.4 million of debt maturing in 2022 and $39.2 million of debt maturing in 2023.
•The Company's weighted average interest rate on its consolidated debt as of December 31, 2021 was 2.61% and the weighted average remaining term was 4.3 years.
SUBSEQUENT ACTIVITY
•On February 2, 2022, the Company acquired two properties in Austin, Texas for $189.3 million, Escarpment Village, approximately 168,000 square feet and anchored by H.E.B, and The Shops at Arbor Trails, approximately 357,000 square feet and anchored by Costco and Whole Foods. The Company assumed $57.5 million of existing mortgage debt and drew down approximately $105.0 million on its line of credit to fund the acquisition.

                                    Quarter End December 31, 2021 - iv

2022 OUTLOOK AND GUIDANCE

(Unaudited, dollars in thousands, except per share amounts)	Full Year 2022 Guidance
Net Income per diluted share (1)	$0.13	—	$0.19
NAREIT FFO per diluted share (2)	$1.53	—	$1.59
Core FFO per diluted share	$1.50	—	$1.56
Same Property NOI (“SPNOI”) Growth	2.75%	—	4.75%
General and administrative (3)	$34,000	—	$35,000
Interest expense, net	$23,000	—	$25,000
Net investment activity (4)	~ $190,000
(1) Net Income per diluted share excludes potential gains and losses on asset sales.
(2) 2022 NAREIT FFO per diluted share Guidance:
•Excludes potential gains or losses on asset sales.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or transaction expenses.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) General and administrative guidance is inclusive of expenses associated with our oversight of the joint venture.
(4) Net investment activity represents anticipated acquisition activity less disposal activity for 2022.
Net Income, NAREIT FFO, Core FFO and SPNOI guidance are inclusive of prior period rent that we anticipate collecting in 2022.
The Company's 2022 Outlook and Guidance is based on a number of assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

                                    Quarter End December 31, 2021 - v

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Financial Results

Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Net (loss) income per diluted share	(0.16)	0.02	(0.08)	(0.14)

NAREIT FFO (page 7)	9,942	29,114	84,088	98,626
NAREIT FFO per diluted share	0.14	0.40	1.18	1.37

Core FFO (page 7)	26,283	27,281	99,607	97,164
Core FFO per diluted share	0.38	0.38	1.40	1.35

Pro Rata Same Property NOI (page 6)	37,898	36,771	144,788	138,675

Pro Rata Same Property NOI growth	3.1%	4.4%

Adjusted EBITDA (page 7)	30,643	32,296	117,273	117,078

Dividends declared per share (See introductory note on 1 for 10 reverse stock split)	$0.20	$0.19	$0.78	$0.76

Aggregate dividends declared (as a % of Core FFO)	52.5%	50.0%	55.9%	56.2%

	As of December 31, 2021	As of December 31, 2020	As of December 31, 2019	As of December 31, 2018
Capital Information
Shares outstanding	67,344,374	71,998,654	72,133,163	72,908,273

Pro Rata Outstanding Debt, net	$624,289	$688,422	$714,053	$711,728
Less: Pro Rata Cash	(79,628)	(249,854)	(281,430)	(306,419)
Pro Rata Net Debt	$544,661	$438,568	$432,623	$405,309

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$117,273	$117,078	$137,233	$123,355
Net Debt-to-Adjusted EBITDA	4.6x	3.7x	3.2x	3.3x
Fixed charge coverage	6.4x	5.9x	5.4x	4.0x
Net debt to real estate assets, excl property acc depr.	22.0%	17.7%	17.7%	16.5%
Net debt to total assets, excl property acc depr.	19.3%	14.6%	14.3%	13.1%

Dividend Paid Per Share		Liquidity and Credit Facility
Q4 2021	$0.19550	Pro Rata Cash	$79,628
Q3 2021	$0.01955	Available under credit facility	319,000
Q2 2021	$0.01955	Total	$398,628
Q1 2021	$0.01898

	Same Property		Same Property		Total
	Three Months Ended December 31		Year Ended December 31		Year Ended December 31
	2021	2020	2021	2020	2021	2020
Portfolio Metrics, Pro Rata
No. of properties	61	61	59	59	62	65
GLA (square feet)	9,232	9,226	9,060	9,054	9,532	9,751
Economic Occupancy	93.0%	91.4%	92.9%	91.2%	92.8%	91.1%
Leased Occupancy	94.1%	93.0%	94.1%	92.9%	93.9%	92.8%
ABR PSF	$18.61	$18.40	$18.72	$18.50	$18.59	$18.21
Accounts Receivable Collections, Pro Rata
As of December 31, 2021

		For the quarter ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Collection %	97.4%	98.6%	98.9%	98.4%	98.2%
                            Supplemental - Quarter End December 31, 2021 - 1

Consolidated Balance Sheets
In thousands, except per share amounts

	As of
	December 31, 2021	December 31, 2020
Assets	(unaudited)
Investment properties
Land	$598,936	$577,750
Building and other improvements	1,664,525	1,640,693
Construction in progress	9,642	3,246
Total	2,273,103	2,221,689
Less accumulated depreciation	(350,256)	(292,248)
Net investment properties	1,922,847	1,929,441
Cash, cash equivalents and restricted cash	44,854	223,770
Investment in unconsolidated entities	107,944	109,051
Intangible assets, net	81,026	95,722
Accounts and rents receivable	30,059	28,983
Deferred costs and other assets, net	25,685	20,372
Total assets	$2,212,415	$2,407,339

Liabilities
Debt, net	$533,082	$555,109
Accounts payable and accrued expenses	36,208	28,284
Distributions payable	13,802	13,642
Intangible liabilities, net	28,995	34,872
Other liabilities	28,776	36,569
Total liabilities	640,863	668,476
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding.	—	—
Common stock, $0.001 par value, 1,460,000,000 shares authorized, 67,344,374 shares issued and outstanding as of December 31, 2021 and 71,998,654 shares issued and outstanding as of December 31, 2020	67	72
Additional paid-in capital	5,452,550	5,566,902
Distributions in excess of accumulated net income	(3,876,743)	(3,815,662)
Accumulated comprehensive loss	(4,322)	(12,449)
Total stockholders' equity	1,571,552	1,738,863
Total liabilities and stockholders' equity	$2,212,415	$2,407,339

                            Supplemental - Quarter End December 31, 2021 - 2

Consolidated Statements of Operations and Comprehensive Income (Loss)
In thousands, except per share information, unaudited

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Income
Lease income, net	$52,481	$49,466	$207,350	$192,957
Other property income	327	653	1,087	1,229
Other fee income	772	1,092	3,542	3,647
Total income	53,580	51,211	211,979	197,833

Operating expenses
Depreciation and amortization	22,143	21,058	87,143	87,755
Property operating	8,862	7,940	32,788	27,909
Real estate taxes	6,531	6,198	31,312	30,845
General and administrative	9,149	7,453	38,192	33,141
Direct listing costs	18,065	—	19,769	—
Total operating expenses	64,750	42,649	209,204	179,650

Other (expense) income
Interest expense, net	(4,305)	(4,422)	(16,261)	(18,749)
Loss on extinguishment of debt	—	—	(400)	(2,543)
Provision for asset impairment	—	—	—	(9,002)
Gain on sale of investment properties, net	6	1,084	1,522	1,752
Equity in earnings (losses) of unconsolidated entities	3,957	(4,732)	6,398	(3,141)
Other income and expense, net	761	754	606	3,326
Total other (expense) income, net	419	(7,316)	(8,135)	(28,357)

Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)

Weighted-average common shares outstanding, basic	69,117,723	71,946,421	71,072,933	72,040,623
Weighted-average common shares outstanding, diluted	69,117,723	71,994,204	71,072,933	72,040,623

Net (loss) income per common share, basic and diluted	$(0.16)	$0.02	$(0.08)	$(0.14)

Distributions declared per common share outstanding	$0.20	$0.19	$0.78	$0.76
Distributions paid per common share outstanding	$0.20	$0.19	$0.78	$0.75

Comprehensive income (loss)
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Unrealized gain (loss) on derivatives	2,235	299	3,795	(16,199)
Reclassification for amounts recognized in net (loss) income	1,104	1,050	4,332	2,693
Comprehensive income (loss)	$(7,412)	$2,595	$2,767	$(23,680)

                            Supplemental - Quarter End December 31, 2021 - 3

Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	December 31, 2021	December 31, 2020
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$13,394	$15,122
Straight-line rent receivables	16,665	13,861
Total	$30,059	$28,983

Deferred cost and other assets, net
Lease commissions, net	$12,427	$10,731
Other assets	3,520	3,429
Deferred costs, net	3,280	2,900
Loan fees, net	3,712	1,512
Right of use assets, net	2,746	1,800
Total	$25,685	$20,372

Other liabilities
Deferred revenues	$6,758	$7,235
Other liabilities	2,168	3,113
Unearned income	6,299	6,417
Security deposits	5,466	4,996
Operating lease liabilities	3,189	1,976
Financing lease liabilities	283	673
Fair value of derivatives	4,613	12,159
Total	$28,776	$36,569
                            Supplemental - Quarter End December 31, 2021 - 4

Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended December 31		Year Ended December 31
		2021	2020	2021	2020
Income
*	Minimum base rent	$33,719	$31,020	$128,716	$127,630
*	Real estate tax recoveries	6,061	5,739	27,874	27,898
*	CAM, insurance, and other recoveries	6,243	6,080	23,948	21,842
*	Ground rent income	3,338	3,255	13,167	12,976
	Above/below market rent and lease inducement amortization, net	914	1,297	4,318	7,060
*	Short-term and other lease income	899	1,063	3,378	2,825
	Termination fee income	38	711	406	1,255
	Straight-line rent adjustment, net	776	650	3,272	2,590
	Reversal of (provision for) uncollectible straight-line rent, net	126	(235)	(468)	(3,214)
*	Provision for uncollectible billed rent and recoveries	(631)	(1,034)	(2,264)	(9,212)
*	Reversal of uncollectible billed rent and recoveries	998	920	5,003	1,307
	Lease income, net	52,481	49,466	207,350	192,957

*	Other property income	327	653	1,087	1,229

	JV property management fee	406	544	1,952	2,093
	JV asset management fee	269	271	1,128	1,098
	JV leasing commissions	97	277	462	456
	Other fee income	772	1,092	3,542	3,647

	Total income	$53,580	$51,211	$211,979	$197,833

Operating Expenses
	Depreciation and amortization	$22,143	$21,058	$87,143	$87,755

*	Property operating and maintenance expenses	8,862	7,940	32,788	27,466
	Termination fee expense	—	—	—	443
	Property operating	8,862	7,940	32,788	27,909

*	Real estate taxes	6,531	6,198	31,312	30,845

	General and administrative expenses	7,436	7,128	31,296	31,193
	Stock based compensation costs	2,400	951	9,543	4,660
	Capitalized direct development compensation costs	(687)	(626)	(2,647)	(2,712)
	General and administrative	9,149	7,453	38,192	33,141

	Direct listing costs	18,065	—	19,769	—

	Total operating expenses	$64,750	$42,649	$209,204	$179,650

* Component of Net Operating Income
                            Supplemental - Quarter End December 31, 2021 - 5

Same Property Net Operating Income
Pro Rata, in thousands

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Income
Minimum base rent	$32,612	$30,780	$124,193	$124,864
Real estate tax recoveries	5,801	5,739	27,019	27,594
CAM, insurance, and other recoveries	6,055	6,080	23,015	21,459
Ground rent income	3,269	3,247	12,659	12,596
Short-term and other lease income	863	1,078	3,351	2,762
Provision for uncollectible billed rent and recoveries	(1,260)	(966)	(2,227)	(9,106)
Reversal of uncollectible billed rent and recoveries	1,603	916	4,915	1,303
Other property income	328	658	1,083	1,208
Total income	49,271	47,532	194,008	182,680

Operating Expenses
Property operating	8,573	7,970	31,499	26,948
Real estate taxes	6,236	6,198	30,346	30,357
Total operating expenses	14,809	14,168	61,845	57,305

Same Property NOI	34,462	33,364	132,163	125,375

JV Same Property NOI	3,436	3,407	12,625	13,300

Pro Rata Same Property NOI	$37,898	$36,771	$144,788	$138,675

% Change over Prior Period	3.1%	4.4%

Same Property count	61	59

Reconciliation of Net (Loss) Income to Pro Rata Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(761)	(754)	(606)	(3,326)
Equity in (earnings) losses of unconsolidated entities	(3,957)	4,732	(6,398)	3,141
Interest expense, net	4,305	4,422	16,261	18,749
Loss on extinguishment of debt	—	—	400	2,543
Gain on sale of investment properties, net	(6)	(1,084)	(1,522)	(1,752)
Provision for asset impairment	—	—	—	9,002
Depreciation and amortization	22,143	21,058	87,143	87,755
General and administrative	9,149	7,453	38,192	33,141
Direct listing costs	18,065	—	19,769	—
Other fee income	(772)	(1,092)	(3,542)	(3,647)
Adjustments to NOI (a)	(1,854)	(2,424)	(7,528)	(7,249)
NOI	35,561	33,557	136,809	128,183
NOI from other investment properties	(1,099)	(193)	(4,646)	(2,808)
Same Property NOI	34,462	33,364	132,163	125,375
IAGM Same Property NOI at share	3,436	3,407	12,625	13,300
Pro Rata Same Property NOI	$37,898	$36,771	$144,788	$138,675
(a)Adjustments to NOI include termination fee income and expense and GAAP rent adjustments.
                            Supplemental - Quarter End December 31, 2021 - 6

Reconciliation of Non-GAAP Measures
In thousands, except share and per share amounts
NAREIT FFO and Core FFO

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Depreciation and amortization related to investment properties	21,929	20,798	86,257	86,524
Provision for asset impairment	—	—	—	9,002
Gain on sale of investment properties, net	(6)	(1,084)	(1,522)	(1,752)
Unconsolidated joint venture adjustments (a)	(1,230)	8,154	4,713	15,026
NAREIT FFO Applicable to Common Shares and Dilutive Securities	9,942	29,114	84,088	98,626
Amortization of above and below-market leases and lease inducements, net	(914)	(1,297)	(4,318)	(7,060)
Straight-line rent adjustments, net	(903)	(415)	(2,805)	624
Direct listing costs	18,065	—	19,769	—
Adjusting items, net (b)	(13)	(80)	2,201	4,043
Unconsolidated joint venture adjusting items, net (c)	106	(41)	672	931
Core FFO Applicable to Common Shares and Dilutive Securities	$26,283	$27,281	$99,607	$97,164

Weighted average common shares outstanding - basic	69,117,723	71,946,421	71,072,933	72,040,623
Dilutive effect of unvested restricted shares (d)	—	47,783	—	—
Weighted average common shares outstanding - diluted	69,117,723	71,994,204	71,072,933	72,040,623

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.14	$0.40	$1.18	$1.37
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.38	$0.38	$1.40	$1.35
(a)Represents our share of depreciation, amortization, impairment, and gains on sale related to investment properties held in the JV.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes other items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of above and below-market leases and lease inducements, net, straight-line rent adjustments, net and adjusting items, net related to the JV.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP. For the three months ended December 31, 2021, and the year ended December 31, 2021, and 2020, unvested restricted shares were antidilutive and therefore excluded from the denominator in the diluted earnings per share calculation in accordance with GAAP.
EBITDA, Pro Rata

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Net (loss) income	$(10,751)	$1,246	$(5,360)	$(10,174)
Interest expense (a)	4,977	5,380	19,362	22,849
Income tax expense (benefit) (a)	102	100	377	(810)
Depreciation and amortization (a)	23,920	23,153	95,083	96,722
EBITDA	18,248	29,879	109,462	108,587
Adjustments to reconcile to Adjusted EBITDA (a)
Direct listing costs	18,065	—	19,769	—
Provision for asset impairment	—	6,059	—	15,061
Gain on sale of investment properties, net	(3,013)	(1,083)	(4,749)	(1,752)
Loss on debt extinguishment	—	—	526	2,548
Non-operating income and expense, net (b)	(887)	(745)	(893)	(1,608)
Other leasing adjustments (c)	(1,770)	(1,814)	(6,842)	(5,758)
Adjusted EBITDA	$30,643	$32,296	$117,273	$117,078
(a)Includes our consolidated entities and our pro-rata share of our JV.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.
                            Supplemental - Quarter End December 31, 2021 - 7

Summary of Outstanding Debt
In thousands

	Balance as of December 31, 2021	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$105,955	20%	4.07%	1.9
Fixed rate unsecured debt	300,000	55%	2.68%	4.9
Variable rate unsecured debt	100,000	19%	1.30%	5.2
Variable rate line of credit	31,000	6%	0.36%	1.2
Issuance costs, net of accumulated amortization	(3,873)	n/a	n/a	n/a
Total consolidated debt, net	$533,082	100%	2.61%	4.3

Schedule of Maturities by Year

	Fixed Rate		Variable Rate
Maturity Year	Secured Debt	Unsecured Debt	Unsecured Debt	Total Consolidated Debt	Total JV Debt at 100% (a)	Total Debt
2022	22,399	—	—	22,399	—	22,399
2023	39,226	—	—	39,226	126,022	165,248
2024	15,700	—	—	15,700	—	15,700
2025	28,630	—	31,000	59,630	22,880	82,510
2026	—	200,000	—	200,000	17,800	217,800
Thereafter	—	100,000	100,000	200,000	—	200,000
Issuance costs, net of amortization	—	—	—	(3,873)	(871)	(4,744)
Total	$105,955	$300,000	$131,000	$533,082	$165,831	$698,913
(a)Weighted average term for JV debt, of which our share is 55%, is 2.3 years and weighted average rate is 2.66%. The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
Debt Maturities as of December 31, 2021

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
Pavilion at La Quinta	6/6/2022	4.58%	Fixed	$22,399
University Oaks Shopping Center	1/6/2023	4.10%	Fixed	25,119
Renaissance Center II	4/6/2023	3.49%	Fixed	14,107
The Shops at Walnut Creek	9/1/2025	3.85%	Fixed	28,630
Total				90,255

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Total mortgages payable				105,955

Term loans
$200.0 million 5 year - swapped to fixed rate	9/22/2026	2.68%	Fixed (a)	100,000
$200.0 million 5 year - swapped to fixed rate	9/22/2026	2.68%	Fixed (a)	100,000
$200.0 million 5.5 year - swapped to fixed rate	3/22/2027	2.69%	Fixed (a)	50,000
$200.0 million 5.5 year - swapped to fixed rate	3/22/2027	2.70%	Fixed (a)	50,000
$200.0 million 5.5 year - variable rate	3/22/2027	1.30%	Variable (b)	100,000
Total				400,000

Line of Credit
$350.0 million - variable rate	9/22/2025 (d)	1.15%	Variable (c)	31,000

Grand total				$536,955
(a)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps. See page 9 for details.
(b)Interest rate reflects 1-Month LIBOR plus 1.20% effective December 1, 2021.
(c)Interest rate reflects 1-Month LIBOR plus 1.05% effective December 9, 2021.
(d)The 2025 maturity date is not inclusive of two six-month extension options.
                            Supplemental - Quarter End December 31, 2021 - 8

Consolidated Unsecured Credit Facility Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Unsecured Debt Facility Covenants (trailing 12 months)

		For the quarter ended
Term Loan Covenants:		Q4 2021	Q3 2021	Q2 2021	Q1 2021

Leverage Ratio	< 60.0%	25.9%	23.7%	26.1%	26.9%
Borrower Fixed Charge Coverage Ratio	> 1.50	6.31	6.35	6.04	5.70
Maximum Dividend Payout	< 95%	55.8%	53.4%	53.5%	59.0%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	—%	—%	—%	—%

Interest Rate Swaps, Consolidated

During the year ended December 31, 2021, we entered into four interest rate forward swap agreements to address the periods between the maturity dates of the effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps achieve fixed interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.67950%	Dec 2, 2019	Dec 21, 2023
5 Year Term Loan	100,000	2.67950%	Dec 2, 2019	Dec 21, 2023
5.5 Year Term Loan	50,000	2.69150%	Dec 2, 2019	Jun 21, 2024
5.5 Year Term Loan	50,000	2.69900%	Dec 2, 2019	Jun 21, 2024
	$300,000

Forward Interest Rate Swaps	Notional Amount	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	2.77625%	Dec 21, 2023	Sep 22, 2026
5 Year Term Loan	100,000	2.77300%	Dec 21, 2023	Sep 22, 2026
5.5 Year Term Loan	50,000	2.77700%	Jun 21, 2024	Mar 22, 2027
5.5 Year Term Loan	50,000	2.79600%	Jun 21, 2024	Mar 22, 2027
	$300,000

Capital Expenditures, Pro Rata

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$1,577	$908	$6,377	$6,611
Leasing commissions	1,043	730	4,544	1,852
Maintenance capital expenditures	5,139	4,549	11,717	7,543
Total leasing and maintenance capital expenditures (a)	7,759	6,187	22,638	16,006
Investment in development and redevelopment projects (b)	1,412	371	5,833	3,259
Grand total	$9,171	$6,558	$28,471	$19,265

(a)As of December 31, 2021 and 2020, total pro rata accrued leasing and maintenance capital expenditures are $3,944 and $1,715, respectively. These accrued amounts are not reflected in the table above.
(b)As of December 31, 2021 and 2020, total pro rata accrued investment in development and redevelopment projects are $1,360 and $63, respectively. These accrued amounts are not reflected in the table above.
                            Supplemental - Quarter End December 31, 2021 - 9

Joint Venture Financial Information
In thousands
Condensed Balance Sheets

	As of
	December 31 2021	December 31 2020
Assets
Investment properties
Land	$89,800	$127,968
Building and other improvements	271,637	337,862
Construction in progress	1,158	732
Total	362,595	466,562
Less accumulated depreciation	(74,581)	(79,168)
Net investment properties	288,014	387,394
Cash and cash equivalents	77,526	47,426
Intangible assets, net	11,761	13,717
Accounts and rents receivable	4,284	6,150
Deferred costs and other assets, net	5,125	5,160
Total assets	$386,710	$459,847

Liabilities and Equity
Mortgages debt, net	$165,831	$242,388
Accounts payable and accrued expenses	7,747	11,297
Intangible liabilities, net	2,133	4,408
Other liabilities	2,529	3,439
Total liabilities	178,240	261,532
Equity	208,470	198,315
Total liabilities and equity	$386,710	$459,847
Condensed Statement of Operations

	Three Months Ended December 31		Year Ended December 31
	2021	2020	2021	2020
Income
Lease income, net	$9,070	$11,723	$41,881	$45,970
Other property income	41	87	264	289
Total income	9,111	11,810	42,145	46,259

Operating Expenses
Depreciation and amortization	3,232	3,808	14,437	16,303
Property operating	1,550	1,787	7,265	7,143
Real estate taxes	1,115	1,812	7,507	8,687
Asset management fee	269	271	1,128	1,098
General and administrative	42	49	242	230
Total operating expenses	6,208	7,727	30,579	33,461

Other income (expense)
Interest expense, net	(1,222)	(1,743)	(5,637)	(7,455)
Loss on extinguishment of debt	—	—	(229)	(8)
Provision for asset impairment	—	(11,016)	—	(11,016)
Gain on sale investment properties, net	5,467	—	18,294	1,741
Other income and expense, net	(56)	(26)	(180)	(77)
Total other income (expense), net	4,189	(12,785)	12,248	(16,815)

Net income (loss)	$7,092	$(8,702)	$23,814	$(4,017)

Notes:
Financial information on this page and pages 11, 12 and 13 relate to our JV with IAGM and is shown at 100%. See introductory note for additional details.
                            Supplemental - Quarter End December 31, 2021 - 10

Joint Venture Supplemental Details of Assets and Liabilities
In thousands

	As of
	December 31 2021	December 31 2020
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$971	$2,268
Straight-line rent receivables	3,313	3,882
Total	$4,284	$6,150

Deferred cost and other assets, net
Lease commissions, net	$2,900	$3,169
Other assets	869	113
Deferred costs, net	826	1,878
Fair value of derivatives	530	—
Total	$5,125	$5,160

Other liabilities
Other liabilities	$455	$476
Unearned income	1,268	1,528
Security deposits	806	909
Fair value of derivatives	—	526
Total	$2,529	$3,439

                            Supplemental - Quarter End December 31, 2021 - 11

Joint Venture Supplemental Details of Operations
In thousands

		Three Months Ended December 31		Year Ended December 31
		2021	2020	2021	2020
Income
*	Minimum base rent	$5,900	$7,578	$27,411	$31,919
*	Real estate tax recoveries	957	1,508	5,476	6,664
*	CAM, insurance, and other recoveries	912	971	4,144	4,036
*	Ground rent income	1,118	1,080	4,331	4,528
	Above/below market rent and lease inducement amortization, net	(193)	87	(810)	(550)
*	Short-term and other lease income	205	273	693	678
	Termination fee income	26	—	358	375
	Straight-line rent adjustment, net	21	131	239	123
	Reversal of (provision for) uncollectible straight-line rent, net	87	(33)	59	(807)
*	Provision for uncollectible billed rent and recoveries	(174)	(130)	(657)	(1,310)
*	Reversal of uncollectible billed rent and recoveries	211	258	637	314
	Lease income, net	9,070	11,723	41,881	45,970

*	Other property income	41	87	264	289

	Total income	$9,111	$11,810	$42,145	$46,259

Operating expenses
	Depreciation and amortization	$3,232	$3,808	$14,437	$16,303
*	Property operating expenses	1,550	1,787	7,265	7,143
*	Real estate taxes	1,115	1,812	7,507	8,687
	Asset management fee	269	271	1,128	1,098
	General and administrative	42	49	242	230
	Total operating expenses	$6,208	$7,727	$30,579	$33,461

* Component of Net Operating Income
                            Supplemental - Quarter End December 31, 2021 - 12

Summary of Outstanding Joint Venture Debt
In thousands

	Balance as of December 31, 2021	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$143,805	86%	2.83%	2.4
Variable rate secured debt	22,897	14%	1.65%	1.8
Issuance costs, net of accumulated amortization	(871)	n/a	n/a	n/a
Total debt, net	$165,831	100%	2.66%	2.3

Schedule of Maturities by Year

Maturity Year	Fixed Rate Secured Debt	Variable Rate Secured Debt	Total
2022	—	—	—
2023 (a)	103,125	22,897	126,022
2024	—	—	—
2025	22,880	—	22,880
2026	17,800	—	17,800
Thereafter	—	—	—
Issuance costs, net of amortization	—	—	(871)
Total	$143,805	$22,897	$165,831
(a)The 2023 maturities for JV debt are not inclusive of extension options available to the JV.

Debt Maturities as of December 31, 2021

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
Stone Ridge Market	01/01/23	3.47%	Fixed	$28,125
The Highlands of Flower Mound	12/01/25	3.88%	Fixed	22,880
Price Plaza	08/01/26	4.06%	Fixed	17,800
Total				68,805

Pooled Loans (a)
Cross collateralized	11/02/23	1.65%	Variable (b)	22,897
Cross collateralized, swapped to fixed	11/02/23	1.98%	Fixed	45,000
Cross collateralized, swapped to fixed	11/02/23	1.96%	Fixed	30,000
Total				97,897

Grand total				$166,702
(a)The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
(b)Interest rate reflects 1-Month LIBOR plus 1.55% at December 31, 2021.
                            Supplemental - Quarter End December 31, 2021 - 13

Markets and Tenant Size
Pro rata, GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	6	$22,822	$16.00	14.1%	1,529	16.1%
Atlanta Metro Area, GA	10	18,797	18.59	11.5%	1,058	11.1%
Miami-Fort Lauderdale-Miami Beach, FL	3	16,768	21.26	10.3%	859	9.0%
Dallas-Fort Worth-Arlington, TX	7	15,264	19.71	9.3%	860	9.0%
Houston-Sugar Land-Baytown, TX	7	14,283	15.82	8.7%	1,041	10.9%
Raleigh-Cary-Durham, NC	5	12,306	19.04	7.5%	688	7.2%
So. California - Los Angeles, CA	3	10,343	20.27	6.3%	579	6.1%
Tampa-St. Petersburg, FL	3	8,610	12.62	5.3%	755	7.9%
Washington D.C/Richmond Metro Area	3	8,029	24.27	4.9%	360	3.8%
Orlando-Kissimmee, FL	4	7,724	21.99	4.7%	374	3.9%
Denver-Colorado Springs-Greeley, CO	3	7,364	16.67	4.5%	467	4.9%
Charlotte-Gastonia-Concord, NC	2	6,395	19.85	3.9%	328	3.4%
So. California - Inland Empire, CA	2	5,595	22.97	3.4%	246	2.6%
So. California - San Diego, CA	2	5,430	25.15	3.3%	225	2.4%
San Antonio, TX	2	3,750	25.66	2.3%	163	1.7%
Total	62	$163,480	$18.59	100%	9,532	100%

State	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	22	$56,119	$17.27	34.4%	3,593	37.7%
Florida	10	33,102	18.17	20.2%	1,988	20.9%
California	7	21,368	22.04	13.1%	1,050	11.0%
Georgia	10	18,797	18.59	11.5%	1,058	11.1%
North Carolina	7	18,701	19.31	11.4%	1,016	10.7%
Maryland/Virginia	3	8,029	24.27	4.9%	360	3.8%
Colorado	3	7,364	16.67	4.5%	467	4.9%
Total	62	$163,480	$18.59	100%	9,532	100%

Tenant type	GLA	Leased Occupancy	ABR	ABR PSF
20,000 SF+ (a)	5,177	96.7%	$55,629	$11.11
10,000 - 19,999 SF (a)	943	96.3%	17,029	19.02
5,000 - 9,999 SF (b)	735	91.0%	16,179	26.25
1 - 4,999 SF (b)	2,677	88.4%	74,643	32.82
Total	9,532	93.9%	$163,480	$18.59

Anchor Tenants (a)	6,120	96.7%	$72,658	$12.31
Small Shops (b)	3,412	89.0%	$90,822	$31.42
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.
                            Supplemental - Quarter End December 31, 2021 - 14

Top 25 by Total ABR and Tenant Merchandise Mix
In thousands

Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR Pro Rata Portfolio	% of Total ABR	GLA Pro Rata Portfolio	% of Total Occ.GLA
Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 3 / Ralphs 3 / King Soopers 1	15	BBB	$8,711	5.3%	808	8.5%
Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	16	N/A	6,464	4.0%	629	6.6%
Albertsons	Safeway 2 / Safeway Gas 1 / Tom Thumb 2 / Market Street 2 / Albertsons 1	8	BB	4,946	3.0%	425	4.5%
TJX Companies	Marshalls 6 / HomeGoods 3 / TJ Maxx 3	12	A	4,304	2.6%	373	3.9%
Petsmart, Inc.		8	B	2,537	1.6%	166	1.7%
Best Buy		5	BBB+	2,469	1.5%	163	1.7%
H.E.B.		3	N/A	2,386	1.5%	263	2.8%
Ross Dress For Less	Ross Dress for Less 6 / dd's Discounts 1	7	BBB+	2,129	1.3%	179	1.9%
Bed Bath & Beyond Inc.	Bed Bath & Beyond 4 / Buy Buy Baby 2	6	B+	2,051	1.3%	161	1.7%
Whole Foods Market		4	AA	1,992	1.2%	155	1.6%
Apollo Global Management, Inc.	Michael's 7	7	N/A	1,944	1.2%	152	1.6%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	N/A	1,846	1.1%	171	1.8%
Ulta Beauty Inc.		8	N/A	1,728	1.1%	83	0.9%
Trader Joe's		4	N/A	1,703	1.0%	51	0.5%
DSW, Inc.		4	N/A	1,319	0.8%	73	0.8%
Office Depot, Inc	Office Depot 2 / OfficeMax 2	4	N/A	1,307	0.8%	80	0.8%
Five Below, Inc.		7	N/A	1,306	0.8%	62	0.7%
Costco Wholesale		1	A+	1,250	0.8%	145	1.5%
Sprouts Farmers Market		2	N/A	1,239	0.8%	56	0.6%
Massage Envy		13	N/A	1,238	0.8%	39	0.4%
Bank of America		8	A-	1,238	0.8%	33	0.3%
Wells Fargo		8	BBB+	1,233	0.8%	30	0.3%
The Gap, Inc.	Old Navy 5	5	BB	1,212	0.7%	75	0.8%
Petco Animal Supplies Stores, Inc		6	B	1,180	0.7%	72	0.8%
Kingswood Capital Management	Cost Plus World Market 5	5	N/A	1,041	0.6%	83	0.9%
Totals		169		$58,773	36.1%	4,527	47.6%

Tenant Merchandise Mix

Tenant Category	ABR Pro Rata Portfolio	% of Total ABR
Grocery/Drug Stores	$32,764	19.9%
Soft Goods	29,432	18.0%
Quick Service Restaurants	18,598	11.4%
Personal Health and Beauty Services	18,365	11.2%
Full Service Restaurants	14,395	8.8%
Medical	13,204	8.1%
Banks	7,317	4.5%
Office/Communications	6,963	4.3%
Other	5,689	3.5%
Pet Supplies	5,482	3.4%
Fitness	5,073	3.1%
Other Essential Retail/Services	3,732	2.3%
Hardware/Auto	1,427	0.9%
Entertainment	1,039	0.6%
	$163,480	100%
                            Supplemental - Quarter End December 31, 2021 - 15

Comparable and Non-Comparable Lease Statistics
Pro Rata, GLA in thousands

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q4 2021	46	169	$25.40	$24.39	4.1%	4.9	$1.78	$1.06
Q3 2021	63	671	16.26	15.37	5.8%	4.8	0.69	0.25
Q2 2021	50	293	20.24	19.45	4.1%	5.8	2.92	0.76
Q1 2021	57	221	21.75	22.10	(1.6)%	6.3	2.34	1.32
Total	216	1,354	$19.16	$18.48	3.7%	5.3	$1.58	$0.64

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q4 2021	7	12	$31.77	$32.83	(3.2)%	8.6	$7.51	$14.79
Q3 2021	8	14	28.07	31.82	(11.8)%	8.9	23.04	11.58
Q2 2021	6	35	18.33	16.41	11.7%	10.0	15.48	6.32
Q1 2021	11	25	27.73	27.95	(0.8)%	8.9	18.81	11.62
Total	32	86	$24.53	$24.57	(0.2)%	9.3	$16.58	$9.90

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q4 2021	39	157	$24.91	$23.74	4.9%	4.6	$1.33	$—
Q3 2021	55	657	16.00	15.02	6.5%	4.7	0.20	0.01
Q2 2021	44	258	20.50	19.87	3.2%	5.3	1.20	—
Q1 2021	46	196	20.99	21.36	(1.7)%	6.0	0.23	—
Total	184	1,268	$18.79	$18.06	4.0%	5.0	$0.55	$—

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q4 2021	26	83	$29.29			9.4	$22.17	$10.82
Q3 2021	18	69	17.81			5.2	11.89	3.38
Q2 2021	23	83	25.23			7.4	11.95	7.11
Q1 2021	15	116	15.33			11.9	9.28	2.62
Total	82	351	$21.43			8.9	$13.47	$5.77

                            Supplemental - Quarter End December 31, 2021 - 16

Tenant Lease Expirations
Pro Rata, GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases (a)	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF
2022	7	193	3.3%	$1,882	2.5%	$9.75
2023	20	633	10.7%	7,119	9.3%	11.25
2024	26	607	10.3%	7,823	10.3%	12.89
2025	21	806	13.6%	9,639	12.6%	11.96
2026	15	348	5.9%	4,195	5.5%	12.05
2027	40	1,337	22.6%	19,412	25.5%	14.52
2028	13	280	4.7%	4,118	5.4%	14.71
2029	9	289	4.9%	3,501	4.6%	12.11
2030	7	192	3.2%	2,854	3.7%	14.86
2031	5	127	2.1%	1,986	2.6%	15.64
Thereafter	29	1,097	18.6%	13,574	17.8%	12.37
Other (b)	1	6	0.1%	153	0.2%	25.45
Sub total	193	5,915	100.0%	$76,256	100.0%	$12.89
Vacant space		205
Total		6,120

Small Shops

2022	140	264	9.0%	$7,962	8.0%	$30.16
2023	173	363	12.3%	11,073	11.2%	30.50
2024	161	392	13.4%	12,312	12.4%	31.41
2025	155	345	11.8%	11,026	11.1%	31.96
2026	171	393	13.4%	13,528	13.6%	34.42
2027	123	333	11.3%	12,126	12.2%	36.41
2028	69	163	5.6%	6,001	6.0%	36.82
2029	81	224	7.6%	7,617	7.7%	34.00
2030	62	149	5.1%	5,855	5.9%	39.30
2031	65	202	6.9%	7,513	7.6%	37.19
Thereafter	25	66	2.2%	3,189	3.2%	48.32
Other (b)	16	41	1.4%	1,086	1.1%	26.49
Totals	1,241	2,935	100.0%	$99,288	100.0%	$33.83
Vacant space		477
Total		3,412

Total Pro Rata

2022	147	457	5.2%	$9,844	5.6%	$21.54
2023	193	996	11.3%	18,192	10.4%	18.27
2024	187	999	11.3%	20,135	11.5%	20.16
2025	176	1,151	13.0%	20,665	11.8%	17.95
2026	186	741	8.4%	17,723	10.1%	23.92
2027	163	1,670	18.9%	31,538	18.0%	18.89
2028	82	443	5.0%	10,119	5.8%	22.84
2029	90	513	5.8%	11,118	6.3%	21.67
2030	69	341	3.9%	8,709	5.0%	25.54
2031	70	329	3.7%	9,499	5.4%	28.87
Thereafter	54	1,163	13.0%	16,763	9.4%	14.41
Other (b)	17	47	0.5%	1,239	0.7%	26.36
Totals	1,434	8,850	100.0%	$175,544	100.0%	$19.84
Vacant space		682
Total		9,532
(a)No. of expiring leases includes JV properties at 100%.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.
                            Supplemental - Quarter End December 31, 2021 - 17

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Ownership	Date	Property Name	Market	Acquisition Price	GLA	Percent Leased	Anchor Tenants (a)

100%	7/12/21	Prestonwood Town Center (b)	Dallas-Fort Worth-Arlington, TX	$52,800	233	83.5%	Walmart*, Barnes & Noble, DSW, Michaels, Office Depot, Petco, Ulta
100%	9/2/21	Rio Pinar Plaza - Outparcel (c)	Orlando-Kissimmee, FL	1,910	7	100%	Firestone
				$54,710	240
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(b)This retail property was acquired from the JV.
(c)The assets, liabilities and operations of the outparcel acquired were combined for presentation purposes with Rio Pinar Plaza.

Dispositions

Ownership	Date	Property Name	Market	Disposition Price	GLA	Percent Leased	Anchor Tenants (a)

100%	7/20/21	Kroger Tomball	Houston-Sugar Land-Baytown, TX	$13,655	74	100%	Kroger
100%	Various	2021 Condemnations (b)	Various	1,326	N/A	N/A	N/A
				$14,981	74

Joint Venture Disposition Activity
Ownership	Date	Property Name	Market	Disposition Price (c)	GLA (c)	Percent Leased	Anchor Tenants (a)
55%	7/12/21	Prestonwood Town Center	Dallas-Fort Worth-Arlington, TX	$52,800	233	83.5%	Walmart*, Barnes & Noble, DSW, Michaels, Office Depot, Petco, Ulta
55%	9/3/21	Westover Marketplace	San Antonio, TX	28,775	243	64.0%	Target*, Office Depot, Petsmart, Ross Dress for Less
55%	12/1/21	South Frisco Village	Frisco, TX	32,600	227	91.6%	Bed Bath & Beyond, Buy Buy Baby, Jo- Ann Fabrics, Office Depot, Painted Tree Marketplace
				$114,175	703
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(b)These dispositions were related to the completion of partial condemnations at four retail properties throughout 2021.
(c)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.
                            Supplemental - Quarter End December 31, 2021 - 18

Development Pipeline
In thousands

Active Redevelopments
Ownership	Property Name	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
100%	Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center includes demolition and expansion of the Publix grocery store, upgrading the facade, signage enhancement, and common area improvements.	2Q - 2022	$7,500	$6,400
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	4Q - 2022	1,600	500
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center to include façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	3,800	900
	Totals				$12,900	$7,800	7-10%

(a) The timing of estimated completion of our projects and the may be impacted by factors outside of our control, including global supply constraints, government restrictions and/or social distancing requirements of construction projects due to the COVID-19 pandemic.

Recently Completed Redevelopments
Ownership	Property Name	Market	Project Description	Completion Quarter	Incremental Costs	Costs to Date
100%	Custer Creek	Dallas-Fort Worth-Arlington, TX	Modernization of center to include façade and common area enhancements.	3Q - 2021	$1,300	$1,300
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition and reconstruction of fuel facility.	4Q - 2021	$1,000	$1,000

Potential Developments and Redevelopments
Ownership	Property Name	Market	Project Description
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of a former auto repair facility and construction of a freestanding building for a single entity user.
100%	Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
100%	Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
100%	Kyle Marketplace	Austin-Round Rock, TX	Densification of the site including additional outparcel developments.
100%	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.
100%	Antoine Town Center	Houston-Sugar Land-Baytown, TX	Densification of the site including additional outparcel developments.
100%	Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of a former bank building for a multi-tenant building with a drive-through.
100%	The Center on Hugh Howell	Atlanta Metro	Re-merchandise an anchor store with multiple retailers.
100%	Westpark Shopping Center	Washington D.C./Richmond Metro Area	Densification of the site with a ground up development of a freestanding multi-tenant building.
100%	River Oaks Shopping Center	So. California - Los Angeles	Redevelopment of an outparcel and common area improvements.
100%	Buckhead Crossing	Atlanta Metro	Remerchandising of the shopping center including façade and common area enhancements, anchor space repositioning and addition of a freestanding building.
100%	Sycamore Commons	Charlotte-Gastonia-Concord, NC	Repositioning and reconfiguration of the shopping center including façade and common area improvements and added freestanding buildings.
                                                Supplemental - Quarter End December 31, 2021 - 19

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
1	Antoine Town Center (e)	100%	Houston-Sugar Land-Baytown	TX	N	110	96.3%	$13.90	Yes	Kroger
2	Bay Colony	55%	Houston-Sugar Land-Baytown	TX	C	416	85.4%	$16.08	Yes	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
3	Bear Creek Village Center	100%	So. California - Inland Empire	CA	N	80	98.1%	$25.06	Yes	Stater Brothers
4	Bent Tree Plaza	100%	Raleigh-Cary-Durham	NC	N	80	98.7%	$13.80	Yes	Food Lion
5	Blackhawk Town Center	55%	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.92	Yes	HEB, Walgreens
6	Buckhead Crossing	100%	Atlanta Metro Area	GA	P	222	97.3%	$20.69	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
7	Campus Marketplace	100%	So. California - San Diego	CA	N	144	96.2%	$29.95	Yes	Ralphs, CVS, Discovery Isle Child Development Center
8	Cary Park Town Center	100%	Raleigh-Cary-Durham	NC	N	93	98.2%	$16.39	Yes	Harris Teeter, CVS
9	Centerplace of Greeley	100%	Denver-Colorado Springs-Greeley	CO	C	152	100%	$17.58	Yes	Safeway, Target*, Famous Footwear, Kohl's* Ross Dress for Less
10	Cheyenne Meadows	100%	Denver-Colorado Springs-Greeley	CO	N	90	96.1%	$11.68	Yes	King Soopers
11	Commons at University Place	100%	Raleigh-Cary-Durham	NC	N	92	100.0%	$16.61	Yes	Harris Teeter, CVS
12	Coweta Crossing	100%	Atlanta Metro Area	GA	N	68	100%	$10.78	Yes	Publix
13	Custer Creek Village	100%	Dallas-Fort Worth-Arlington	TX	N	94	92.8%	$14.67	Yes	Tom Thumb
14	Cyfair Town Center	55%	Houston-Sugar Land-Baytown	TX	C	434	83.7%	$15.33	Yes	Kroger, Cinemark USA, J.C. Penney
15	Eldorado Marketplace	100%	Dallas-Fort Worth-Arlington	TX	C	189	93.4%	$23.13	Yes	Market Street, Petsmart, Phenix Salon Suites
16	Eldridge Town Center & Windermere Village	100%	Houston-Sugar Land-Baytown	TX	C	177	84.8%	$17.02	Yes	Kroger, Petco, Kohl's*
17	Garden Village	100%	So. California - Los Angeles	CA	N	117	94.9%	$17.80	Yes	Albertson's, Rite Aid
18	Gateway Market Center	100%	Tampa-St. Petersburg	FL	P	231	100%	$10.64	Yes	Publix, Target*, Beall's, HomeGoods, Party City, Petsmart, TJ Maxx, Tuesday Morning
19	Kennesaw Marketplace	100%	Atlanta Metro Area	GA	C	130	100%	$33.33	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
20	Kyle Marketplace	100%	Austin-Round Rock	TX	C	226	100%	$16.58	Yes	HEB
21	Lakeside & Lakeside Crossing	100%	Orlando-Kissimmee	FL	N	76	98.5%	$45.75	Yes	Trader Joe's
22	Market at Westlake	100%	Austin-Round Rock	TX	N	30	100%	$21.23	No	Walgreens
23	Northcross Commons	100%	Charlotte-Gastonia-Concord	NC	N	63	100%	$24.89	Yes	Whole Foods Market
24	Old Grove Marketplace	100%	So. California - San Diego	CA	N	81	96.3%	$16.72	Yes	Ralphs, Lowe's*
25	Pavilion at LaQuinta	100%	So. California - Inland Empire	CA	P	166	100.0%	$21.97	Yes	Sprouts Farmers Market, Bed Bath & Beyond, Best Buy, DSW, OfficeMax
26	Peachland Promenade	100%	Tampa-St. Petersburg	FL	N	177	91.8%	$13.94	Yes	Publix, Goodwill, Planet Fitness
27	PGA Plaza Palm Beach Gardens	100%	Miami-Fort Lauderdale-Miami Beach	FL	C	120	96.8%	$33.76	Yes	Trader Joe's, Marshalls, Ulta
28	Plantation Grove	100%	Orlando-Kissimmee	FL	N	74	98.8%	$14.07	Yes	Publix
29	Plaza Midtown	100%	Atlanta Metro Area	GA	N	70	93.7%	$26.07	Yes	Publix
30	Prestonwood Town Center (e)	100%	Dallas-Fort Worth-Arlington	TX	P	233	83.5%	$21.37	Yes	Walmart*, Barnes & Noble, DSW, Michaels, Petco, Ulta
31	Price Plaza	55%	Houston-Sugar Land-Baytown	TX	P	206	95.0%	$15.81	Yes	Sam's Club*, Walmart*, Best Buy, dd's Discounts, Home Depot*, Jo-Ann Fabrics, K & G Superstore, Ross Dress for Less, Shoe Carnival
32	Renaissance Center	100%	Raleigh-Cary-Durham	NC	P	363	91.9%	$22.06	No	Ashley HomeStore, Best Buy, Cost Plus World Market, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care
33	Rio Pinar Plaza	100%	Orlando-Kissimmee	FL	N	131	96.7%	$18.06	Yes	Publix, Planet Fitness
34	River Oaks	100%	So. California - Los Angeles	CA	C	275	93.8%	$18.72	Yes	Sprouts Farmers Market, Target, Buy Buy Baby, Five Below, Ulta
35	Riverview Village	100%	Dallas-Fort Worth-Arlington	TX	N	89	96.9%	$12.65	Yes	Tom Thumb, Petco
36	Riverwalk Market	100%	Dallas-Fort Worth-Arlington	TX	N	90	96.8%	$20.65	Yes	Market Street
                                                Supplemental - Quarter End December 31, 2021 - 20

Property Summary
GLA in thousands

No.	Name	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
37	Rose Creek	100%	Atlanta Metro Area	GA	N	70	96.7%	$10.57	Yes	Publix
38	Sandy Plains Centre	100%	Atlanta Metro Area	GA	C	131	93.7%	$22.41	Yes	Kroger, Pet Supplies Plus, Walgreens*
39	Sarasota Pavilion	100%	Tampa-St. Petersburg	FL	P	347	85.9%	$13.45	Yes	Publix, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, Petsmart, Ross Dress for Less, SunTrust Bank
40	Scofield Crossing	100%	Austin-Round Rock	TX	N	95	97.4%	$17.19	Yes	Hana World Market, Goodwill
41	Shops at Fairview Town Center	100%	Dallas-Fort Worth-Arlington	TX	N	67	86.5%	$23.03	Yes	Whole Foods Market
42	Shops at the Galleria	100%	Austin-Round Rock	TX	P	537	96.1%	$13.62	No	Best Buy, Cost Plus World Market, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, Petsmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods
43	Sonterra Village	100%	San Antonio	TX	N	42	100%	$32.49	Yes	Trader Joe's
44	Southern Palm Crossing	100%	Miami-Fort Lauderdale-Miami Beach	FL	P	345	98.3%	$15.64	Yes	Costco Wholesale, Going Going Gone, Marshalls
45	Stables Town Center	55%	Houston-Sugar Land-Baytown	TX	N	191	86.3%	$18.09	Yes	Kroger, Walgreens
46	Stevenson Ranch	100%	So. California - Los Angeles	CA	C	187	78.1%	$24.89	Yes	Ralphs, L.A. Fitness, PetSmart
47	Stone Ridge Market	55%	San Antonio	TX	C	219	88.9%	$22.99	Yes	HEB Plus*, Burlington, Petsmart
48	Suncrest Village	100%	Orlando-Kissimmee	FL	N	93	95.6%	$13.77	Yes	Publix, Orange County Tax Collector
49	Sycamore Commons	100%	Charlotte-Gastonia-Concord	NC	P	265	100%	$18.62	Yes	Costco Wholesale*, Bed Bath & Beyond, Best Buy, Cost Plus World Market, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta
50	The Centre on Hugh Howell	100%	Atlanta Metro Area	GA	N	83	98.0%	$11.86	Yes	Publix
51	The Highlands of Flower Mound	55%	Dallas-Fort Worth-Arlington	TX	P	175	90.8%	$18.13	Yes	Target*, Bed Bath & Beyond, Cost Plus World Market, Market by Macy's, Party City, Skechers
52	The Parke	100%	Austin-Round Rock	TX	P	406	99.1%	$15.65	Yes	Whole Foods Market, Buy Buy Baby, Cost Plus World Market, Dick's Sporting Goods, DSW, La-Z Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta
53	The Pointe at Creedmoor	100%	Raleigh-Cary-Durham	NC	N	60	100%	$16.78	Yes	Harris Teeter
54	The Shops at Town Center	100%	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$29.75	Yes	Safeway
55	The Shops at Walnut Creek	100%	Denver-Colorado Springs-Greeley	CO	P	225	91.2%	$18.12	Yes	Target*, Dollar Tree, Michaels, Old Navy, Petsmart, TJ Maxx
56	Thomas Crossroads	100%	Atlanta Metro Area	GA	N	105	94.4%	$9.95	Yes	Kroger
57	Travilah Square Shopping Center	100%	Washington D.C/Richmond Metro Area	MD	N	58	80.3%	$48.95	Yes	Trader Joe's
58	Trowbridge Crossing (e)	100%	Atlanta Metro Area	GA	N	63	97.1%	$11.80	Yes	Publix
59	University Oaks	100%	Austin-Round Rock	TX	P	236	81.5%	$20.70	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, Petsmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
60	Westfork & Paraiso	100%	Miami-Fort Lauderdale-Miami Beach	FL	N	393	91.8%	$22.66	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
61	Westpark Shopping Center	100%	Washington D.C/Richmond Metro Area	VA	C	177	100.0%	$14.25	Yes	Publix, Christmas Tree Shops, Planet Fitness, The Tile Shop
62	Windward Commons	100%	Atlanta Metro Area	GA	N	117	99.9%	$14.94	Yes	Kroger
	Totals with JV at 100%					10,328	93.5%	$18.47
	Totals, Pro Rata					9,532	93.9%	$18.59
(a)N = Neighborhood center, P = Power Center, C = Community Center
(b)The GLA of properties owned by our joint venture are included at 100%.
(c)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(d)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(e)Properties are excluded from Same Property for the Year Ended December 31, 2021. Only Prestonwood Town Center is excluded from Same Property for the Three Months End December 31, 2021.
                                                Supplemental - Quarter End December 31, 2021 - 21

Components of Net Asset Value as of December 31, 2021
In thousands, except share information

NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$32,223	5
Ground rent income	3,338	5
NOI	35,561	5

JV NOI at share, excluding ground rent (a)	$2,963	12
JV Ground rent income at share	615	12
JV NOI at share	3,578

Annualized NOI, excluding ground rent income	128,892
Annualized JV NOI at share, excluding ground rent income	11,852
Annualized ground rent income	15,812

Projected remaining development
Net Consolidated Project Costs	2,200	19
Net JV Project Costs at share	1,595	19
Estimated Range for Incremental Yield	7-10%	19

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	772	5

Other Assets
Cash, cash equivalents and restricted cash	44,854	2
Billed base rent, recoveries, and other revenue	13,394	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (b)	43,173	10, 11

Liabilities
Debt	536,955	8
Issuance costs, net of accumulated amortization	(3,873)	8
Accounts payable and accrued expenses	36,208	2
Distributions payable	13,802	2
Other liabilities	28,776	2
Projected remaining consolidated project costs	2,200	19
Total JV Other Liabilities, at share (c)	98,454	10, 19

Common Shares Outstanding	67,344,374	1

(a)Includes elimination of our share of the management fee expense of $406 for the three months ended December 31, 2021.
(b)Total JV other assets, at share, includes the JV's share of cash and cash equivalents and receivables for base rent, recoveries, and other revenue.
(c)Total JV liabilities, at share, includes the JV's share of mortgage debt, issuance costs, net of accumulated amortization, accounts payable and accrued expenses, other liabilities, and projected remaining project costs.
                        Supplemental - Quarter End December 31, 2021 - 22

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.

Adjusted EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below-market leases and lease inducements, and other unique revenue and expense items which are not pertinent to measuring our on-going operating performance. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.

Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.

Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.

Comparable Lease	A comparable lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, and depreciation and amortization. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.

Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.

Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.

NAREIT Funds From Operations (NAREIT FFO) and Core FFO	Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our joint ventures are calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which are not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.

Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis.

Net Operating Income (NOI)	NOI excludes general and administrative expenses, direct listing costs, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments (such as straight-line rent, above/below market lease amortization and amortization of lease incentives).

New Lease	New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).

Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.

Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.

Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly-owned properties, defined as "Pro Rata," with the exception of property count and number of leases.

Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our JV share.

Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.

Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.

Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.

Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.

Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.
                        Supplemental - Quarter End December 31, 2021 - 23

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InvenTrust Properties

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